UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 3, 2017

GLOBAL EAGLE ENTERTAINMENT INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35176	27-4757800
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4553 Glencoe Avenue, Suite 300, Los Angeles, California 90292

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 310-437-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)	Appointment of Chief Financial Officer

On April 3, 2017, the Board of Directors (the “Board”) of Global Eagle Entertainment Inc. (the “Company” or “we”) appointed Paul Rainey to serve as the Company’s Executive Vice President and Chief Financial Officer, effective on that same date. Jeffrey A. Leddy, the Company’s Chief Executive Officer, will no longer serve as the Company’s interim principal financial officer. Mr. Leddy will continue to serve as the Company’s Chief Executive Officer.

Paul Rainey, 41, previously served as Chief Financial Officer of Harris CapRock Communications from May 2014 to April 2017. Prior to Harris CapRock, Mr. Rainey served as Chief Financial Officer of General Electric’s Lighting Professional Solutions business from March 2013 to April 2014 and as Chief Financial Officer of its Power Equipment business from March 2010 to February 2013. Prior to March 2010, Mr. Rainey served in two senior financial planning and analysis roles at General Electric from January 2007 to March 2010 and from October 2003 to October 2005. Between those appointments, Mr. Rainey served as a FamilyLife missionary from November 2005 to December 2006. Mr. Rainey currently serves on the boards of directors of Cutwell 4 Kids and America Responds with Love, and previously served on the boards of directors of Hesed Consulting, Georgia CASA and the Notre Dame Business Advisory Council. Mr. Rainey received a MS in Accountancy and a BBA in Finance and Computer Applications from the University of Notre Dame.

Rainey Employment Agreement

The Company and Mr. Rainey entered into an employment agreement (the “Employment Agreement”) dated April 7, 2017.

The Employment Agreement provides for the following:

•	Employment Commencement Date. Mr. Rainey’s first day of employment was April 3, 2017.

•	Initial Annual Base Salary. Mr. Rainey will receive an initial annual base salary of $375,000.

•	Annual Incentive Plan Bonus Target. Mr. Rainey will be eligible for an annual performance bonus under the Company’s Annual Incentive Plan with an initial target of 75% of his annual base salary.

•	Relocation Allowance and Temporary Lodging Stipend. At his election, Mr. Rainey will receive (i) a (net of tax) relocation allowance of $35,000 to cover moving expenses or (ii) a relocation organized by a professional service provider at the Company’s expense. In addition, Mr. Rainey will receive reimbursement for rental expenses for temporary housing until the one-year anniversary of the Employment Commencement Date or, if earlier, until Mr. Rainey establishes a permanent residence in a location to be designated by the Company.

•	Initial Equity Grants. Mr. Rainey will receive the following initial equity awards:

•	Stock Option. A “time-vesting” non-qualified stock option (grant-date value of $325,000) to purchase shares of the Company’s common stock (the “Initial Option Award”), with an exercise price to be equal to the Company’s closing stock price on the grant date. One-quarter of the Initial Option Award will vest on the first anniversary of the Employment Commencement Date, and the balance will vest in equal monthly installments over the following 36 months (subject to continuous employment through each vesting date).

•	RSUs. “Time-vesting” restricted stock units (grant-date value of $325,000) representing shares of the Company’s common stock (the “Initial RSU Award”). The Initial RSU

Award will vest in four equal annual installments, with the first installment vesting on the first anniversary of the Employment Commencement Date and the remaining installments vesting annually thereafter (subject to continuous employment through each vesting date).

•	PSUs. Performance-based restricted stock units (grant-date value of $100,000 at target) representing shares of the Company’s common stock (the “Initial PSU Award”). The terms of the Initial PSU Award are subject to the approval of our Board’s Compensation Committee in October 2017 when it customarily grants these types of awards to senior management. We expect the terms of this award to be consistent with those of our Relative Total Shareholder Return Performance-Based Restricted Stock Units described in Item 5.02 of our Current Report on Form 8-K filed on October 17, 2016, and we incorporate such description herein by reference.

•	Change in Control and Severance Benefits. Mr. Rainey will be eligible to participate in the Change in Control and Severance Plan for Senior Management described below. He will be a “Tier II” participant thereunder.

We qualify the foregoing summary of the Employment Agreement by reference to the full text of the Employment Agreement, a copy of which we have filed as Exhibit 10.1 hereto and incorporate by reference herein.

Mr. Rainey is also party to a customary indemnity agreement that the Company enters into with its directors and executive officers. Except for the foregoing agreements, there are no arrangements or understandings between Mr. Rainey and the Company or any other person pursuant to which he was appointed as its Chief Financial Officer. There are no family relationships between Mr. Rainey and any director or executive officer of the Company, or any person that the Company has nominated or chosen to become a director or executive officer. There are also no transactions requiring disclosure under Item 404(a) of Regulation S-K in which Mr. Rainey has an interest.

(e)	Change in Control and Severance Plan for Senior Management

On April 3, 2017, the Board’s Compensation Committee approved a Change in Control and Severance Plan for Senior Management (the “Plan”). Each of the Company’s executive officers (the “Covered Employees”) may participate in the Plan. Participants in the Plan will not be eligible to participate in any other severance plan sponsored by the Company. Although our CEO is entitled to be designated as a “Tier I” participant under the Plan, he has elected to be treated as a “Tier II” participant. All of our other executive officers may be designated as “Tier II” or “Tier III” participants under the Plan, as we describe below.

Severance Benefits

The Plan provides the Covered Employee with the following severance payments and benefits upon a termination of employment either (1) by the Company other than for “Cause” or (2) by the Covered Employee for “Good Reason” (each such capitalized term as defined in the Plan) (a “Qualifying Termination”):

•	if the Qualifying Termination occurs at any time outside of the Change in Control Protection Period (as defined below):

•	a lump-sum cash payment equal to (a) 1.75 for the Tier I participant, 1.0 for Tier II participants or 0.5 for Tier III participants, multiplied by (b) the Covered Employee’s annual base salary; and

•	payment of a pro-rated portion of the Covered Employee’s annual cash bonus award for the year of termination (with the bonus calculated based on “actual” performance);

•	if the Qualifying Termination occurs upon, within 120 days prior to or within two years following, a Change in Control (as defined in the Plan) (the “Change in Control Protection Period”):

•	a lump-sum cash payment equal to (a) 2.0 for the Tier I participant, 1.0 for Tier II participants or 0.5 for Tier III participants, multiplied by (b) the sum of (1) the Covered Employee’s annual base salary plus (2) his or her target annual cash bonus award; and

•	payment of a pro-rated portion of the Covered Employee’s annual cash bonus award for the year of termination (with the bonus calculated based on the greater of (a) the “actual” annual bonus such Covered Employee would have earned and (b) the Covered Employee’s target annual cash bonus);

•	payment of any unpaid annual bonus in respect of a prior fiscal year (or performance period already completed) that ended on or before the date of termination (without any requirement to remain employed through the payment date to earn such bonus);

•	continued health care coverage for up to 12 months post-termination for Tier I and Tier II participants, and for up to 6 months for Tier III participants, with the Covered Employee paying his or her side of the premiums;

•	outplacement assistance for up to 12 months post-termination for Tier I and Tier II participants, and for up to 6 months for Tier III participants; and

•	with respect to Tier I and Tier II Participants, vesting of equity awards as follows (unless the underlying equity award agreement provides for more favorable vesting, in which case such agreement shall control):

•	with respect to any outstanding time-vesting equity awards held by the Covered Employee:

•	if the Qualifying Termination occurs at any time outside of the Change in Control Protection Period, accelerated vesting of a pro-rated portion of all outstanding and unvested equity awards based on (i) the number of days employed from the grant date through the date of termination plus (ii) 365 days; or

•	if the Qualifying Termination occurs within the Change in Control Protection Period, immediate and fully accelerated vesting of all outstanding and unvested equity awards (or their as-assumed, -converted or -replaced awards as described below under “Treatment of Equity Awards Held by Non-Terminated Participants upon a Change in Control”); and

•	with respect to any outstanding performance-vesting equity awards held by the Covered Employee, unvested shares subject thereto will be eligible to vest and, if applicable, become exercisable in accordance with the terms of the applicable award agreement evidencing such award.

The Covered Employee’s receipt of severance payments and benefits under the Plan is conditioned upon his or her execution of an effective release of claims against the Company and compliance with restrictive conditions set forth in the Plan, including a condition prohibiting the solicitation of the Company’s customers and employees that remains in effect for a restricted period following termination. This restricted period is 21 months for the Tier I participant, 12 months for the Tier II participants and 6 months for the Tier III participants, as such period may be reduced or eliminated (x) by the Compensation Committee or (y) if and to the extent required to comply with the laws of the jurisdiction in which the Covered Employee was primarily providing services to the Company immediately prior to such termination.

Treatment of Equity Awards Held by Non-Terminated Participants upon a Change in Control

The Plan provides that if the Covered Employee remains employed on the date on which a Change in Control occurs, then:

•	with respect to any outstanding time-vesting equity awards held by the Covered Employee:

•	if the Company’s successor does not assume, convert or replace such awards with publicly-traded equity securities (or their equivalent) having an equivalent value (and vesting schedule), the awards, to the extent unvested, will immediately vest in full; or

•	if the Company’s successor so assumes, converts or replaces such awards, the awards will remain subject to vesting in accordance with their terms (including the provisions described above regarding the treatment of such award upon a Qualifying Termination); and

•	with respect to any outstanding performance-vesting equity awards held by the Covered Employee, unvested shares subject thereto will be eligible to vest and, if applicable, become exercisable in accordance with the terms of the applicable award agreement evidencing such award.

We qualify the foregoing summary of the Plan by reference to the full text of the Plan, a copy of which we have filed as Exhibit 10.2 hereto and incorporate by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

We incorporate by reference herein the Exhibit Index following the signature page to this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL EAGLE ENTERTAINMENT INC.

By:	/s/ Paul Rainey
Name: Paul Rainey
Title: Chief Financial Officer

Dated: April 7, 2017

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated as of April 7, 2017, between the Company and Paul Rainey.

10.2	Global Eagle Entertainment Inc. Change in Control and Severance Plan for Senior Management.

10.3	Form of Designation Letter for the Global Eagle Entertainment Inc. Change in Control and Severance Plan for Senior Management (included in Exhibit 10.2 of this Form 8-K).